                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                    _______

                                   FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                    ________


 Date of Report (Date of earliest event reported):           December 15, 1999


                             NETIVATION.COM, INC.
            (Exact Name of Registrant as Specified in its Charter)


      DELAWARE                          000-26337
  (State or Other Jurisdiction         ----------               82-0514605
     of Incorporation or             (Commission File        (I.R.S. Employer)
       Organization)                      Number)         Identification Number)


                         806 CLEARWATER LOOP, SUITE N
                             POST FALLS, ID  83854
             (Address of Principal Executive Offices)  (Zip Code)

      Registrant's telephone number, including area code:  (208) 777-4203


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

On December 29, 1999, Netivation.com, Inc., a Delaware corporation ("Netivation"), filed a Form 8-K (Commission File No. 000-26337), regarding the acquisition of all of the issued and outstanding stock of Net.Capitol, Inc., a Delaware corporation, on December 15.

Netivation hereby amends the following items, financial statements, exhibits, or other portions of the report filed by Netivation on December 29, 1999 as set forth in the pages attached hereto:

FIANANCIAL STATEMENTS OF BUSINESS ACQUIRED

                               Net.Capitol, Inc.
                               Table of Contents

                                                                         Page
Balance Sheets
 As of December 31, 1997 and 1998 and September 31, 1999 (unaudited)       1

Statements of Operations
 For the Years Ended December 31, 1997 and 1998 and the
 Nine Months Ended September 30, 1999 (unaudited)                          2

Statements of Changes in Shareholders' Equity
 For the Years Ended December 31, 1997 and 1998 and the
 Nine Months Ended September 30, 1999 (unaudited)                          3

Statements of Cash Flows
 For the Years Ended December 31, 1997 and 1998 and the
 Nine Months Ended September 30, 1999 (unaudited)                          5

Notes to Financial Statements
 As of December 31, 1997 and 1998 and September 30, 1999 (unaudited)       6


                    Report of Independent Public Accountants

To Net.Capitol, Inc.:

We have audited the accompanying balance sheets of Net.Capitol, Inc. (the "Company," a Delaware corporation) as of December 31, 1997 and 1998, and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Net.Capitol, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                    ARTHUR ANDERSEN LLP

Vienna, Virginia
August 13, 1999 (Except with respect to the matter disclosed in Note 11, as to which the date is November 17, 1999)

                               Net.Capitol, Inc.

                                Balance Sheets

                                    Assets

                                                                                                                  As of
                                                                                      As of December 31,       September 30,
                                                                                     1997            1998          1999
                                                                                   --------       ---------      -----------
                                                                                                                 (Unaudited)
Current assets:
  Cash and cash equivalents                                                         $  6,791      $  22,673      $    39,994
  Accounts receivable, net of allowance for doubtful accounts of $0, $0 and
   $64,054, respectively                                                               8,386        128,324          153,701
  Other current assets                                                                18,900         20,425           19,153
                                                                                    --------      ---------      -----------
          Total current assets                                                        34,077        171,422          212,848

Equipment and furniture, net                                                          63,358         75,117           85,483
Intangible assets, net                                                                     -         50,000           31,250
                                                                                    --------      ---------      -----------
          Total assets                                                              $ 97,435      $ 296,539      $   329,581
                                                                                    ========      =========      ===========
                     Liabilities and Shareholders' Equity

Current liabilities:
  Accounts payable and accrued expenses                                             $ 36,724      $  40,829      $   388,617
  Deferred revenue                                                                    20,586         43,136          154,052
  Capital lease obligations                                                            9,118         23,746           20,209
  Notes payable                                                                        5,325         30,025           76,452
                                                                                    --------      ---------      -----------
          Total current liabilities                                                   71,753        137,736          639,330
Commitments and contingencies (Note 5)
Long-term liabilities:
  Notes payable, net of current portion                                               26,276         20,130                -
  Capital lease obligations, net of current portion                                   10,863         10,189           18,525
                                                                                    --------      ---------      -----------
          Total liabilities                                                          108,892        168,055          657,855
Shareholders' equity:
  Common stock, par value $.0001; 12,400,000 shares authorized;
   4,166,364, 4,666,348 and 5,006,147 shares issued and                                  417            467              501
   outstanding, respectively
  Additional paid-in capital                                                         302,418        702,578          899,614
  Series A convertible preferred stock, par value $.0001; 6,300,000 shares authorized; 600,000 shares issued and outstanding;
   liquidation preference of $.01                                                     60,000         60,000           60,000
  Series B convertible preferred stock, par value $.0001; 6,300,000 shares authorized; 329,657 shares issued and outstanding;
   liquidation preference of $.02                                                     82,220         82,220           82,220
  Series C convertible preferred stock, par value $.0001; 3,000,000 shares authorized; 531,823, 850,006 and 850,006 shares issued
   and outstanding, respectively                                                     175,500        280,500          280,500
  Stock subscriptions receivable                                                     (10,000)             -                -
  Warrants outstanding                                                               143,096         99,395           29,091
  Deferred compensation                                                                    -       (176,179)        (185,612)
  Accumulated deficit                                                               (765,108)      (920,497)      (1,494,588)
                                                                                    --------      ---------      -----------
          Total shareholders' equity                                                 (11,457)       128,484         (328,274)
                                                                                    --------      ---------      -----------
          Total liabilities and shareholders' equity                                $ 97,435      $ 296,539      $   329,581
                                                                                    ========      =========      ===========

The accompanying notes are an integral part of these balance sheets.

                               Net.Capitol, Inc.

                           Statements of Operations

                                                                                        For the Nine
                                                      For the Years Ended               Months Ended
                                                         December 31,                   September 30,
                                                      1997              1998                1999
                                                   ---------          ---------         ------------
                                                                                         (Unaudited)
Revenues                                           $  35,518          $ 485,154         $   570,916
Operating expenses:
  Production, product and technology                  92,291            174,982             464,620
  Stock compensation                                 333,434            102,523             108,473
  Selling, general and administrative                153,131            308,143             528,591
  Depreciation and amortization                       13,048             43,036              35,159
                                                   ---------          ---------         -----------
          Total operating expenses                   591,904            628,684           1,136,843
                                                   ---------          ---------         -----------
Loss from operations                                (556,386)          (143,530)           (565,927)

Other expense:
  Interest expense                                    (8,184)           (11,859)             (8,164)
                                                   ---------          ---------         -----------
          Net loss                                 $(564,570)         $(155,389)        $  (574,091)
                                                   ---------          ---------         -----------

       The accompanying notes are an integral part of these statements.

                               Net.Capitol, Inc.

                 Statements of Changes in Shareholders' Equity

                                                             Additional          Stock Series A           Stock Series B
                                    Common Stock          Paid-In Capital     Convertible Preferred    Convertible Preferred
                              ------------------------   -----------------   -----------------------  -----------------------
                                Shares         Amount         Amount          Shares          Amount   Shares          Amount
                              ----------     ---------   -----------------   ---------     ---------  ---------     ---------
Balance January 1, 1997        3,539,670        $354          $112,143        600,000       $60,000    329,657       $82,220
Issuance of common stock
 to employees in lieu of         626,694          63           190,275              -             -          -             -
 bonus salaries and
 commissions
Issuance of warrants                   -           -                 -              -             -          -             -

Issuance of Series C
 convertible preferred                 -           -                 -              -             -          -             -
 stock with warrants
Issuance of Series C                   -           -                 -              -             -          -             -
 convertible preferred
 stock
Net loss                               -           -                 -              -             -          -             -
                               ---------      ------         ---------       --------      --------    -------      --------
Balance at December 31,        4,166,364         417           302,418        600,000        60,000    329,657        82,220
 1997
Exercise of warrants             151,717          15            50,052              -             -          -             -
Exercise of stock options         49,000           5             1,285              -             -          -             -

Issuance of common stock
 in conjunction with an          227,273          23            74,977              -             -          -             -
 acquisition
Issuance of common stock          71,994           7            23,751              -             -          -             -
 in lieu of salaries paid
Issuance of Series C
 convertible preferred                 -           -                 -              -             -          -             -
 stock with warrants
Issuance of Series C                   -           -                 -              -             -          -             -
 convertible preferred
 stock
Payment of stock                       -           -                 -              -             -          -             -
 subscriptions receivable
Compensation on stock                  -           -           250,095              -             -          -             -
 options granted
Amortization of deferred               -           -                 -              -             -          -             -
 compensation
Net loss                               -           -                 -              -             -          -             -
                               ---------      ------         ---------       --------      --------    -------      --------
Balance at December 31,
 1998                          4,666,348         467           702,578        600,000        60,000    329,657        82,220
Exercise of warrants
 (unaudited)                     219,697          22            72,479              -             -          -             -
Exercise of stock options
 (unaudited)                     120,102          12             6,651              -             -          -             -
Compensation on stock
 options granted
 (unaudited)                           -           -           149,532              -             -          -             -
Options terminated
 (unaudited)                           -           -           (31,626)             -             -          -             -
Amortization of deferred
 compensation (unaudited)              -           -                 -              -             -          -             -
Net loss (unaudited)                   -           -                 -              -             -          -             -
                               ---------      ------         ---------       --------      --------    -------      --------
Balance at September 30,
 1999 (unaudited)              5,006,147      $  501         $899,614         600,000      $ 60,000    329,657        82,220
                               =========      ======         ========        ========      ========    =======      ========

                                 Stock Series C             Stock          Common
                               Convertible Preferred    Subscriptions       Stock        Deferred       Accumulated
                             ------------------------
                              Shares         Amount      Receivable        Warrants     Compensation      Deficit        Total
                             ---------     ----------  ---------------    ----------   --------------  -------------   ---------
Balance January 1, 1997              -       $      -      $         -      $      -        $       -   $  (200,538)   $  54,179
Issuance of common stock
 to employees in lieu of             -              -                -             -                -             -      190,338
 bonus salaries and
 commissions
Issuance of warrants                 -              -                -        43,701                -             -       43,701

Issuance of Series C
 convertible preferred         310,610        102,500                -        99,395                -             -      201,895
 stock with warrants
Issuance of Series C           221,213         73,000          (10,000)            -                -             -       63,000
 convertible preferred
 stock
Net loss                             -              -                -             -                -      (564,570)    (564,570)
                             ---------       --------      -----------      --------        ---------   -----------    ---------
Balance at December 31,        531,823        175,500          (10,000)      143,096                -      (765,108)     (11,457)
 1997
Exercise of warrants                 -              -                -       (48,550)               -             -        1,517
Exercise of stock options            -              -                -             -                -             -        1,290

Issuance of common stock
 in conjunction with an              -              -                -             -                -             -       75,000
 acquisition
Issuance of common stock             -              -                -             -                -             -       23,758
 in lieu of salaries paid
Issuance of Series C
 convertible preferred          15,152          5,000                -         4,849                -             -        9,849
 stock with warrants
Issuance of Series C           303,031        100,000                -             -                -             -      100,000
 convertible preferred
 stock
Payment of stock                     -              -           10,000             -                -             -       10,000
 subscriptions receivable
Compensation on stock                -              -                -             -         (250,095)            -            -
 options granted
Amortization of deferred             -              -                -             -           73,916             -       73,916
 compensation

Net loss                             -              -                -             -                -      (155,389)    (155,389)
                             ---------       --------      -----------      --------        ---------   -----------    ---------
Balance at December 31,
 1998                          850,006        280,500                -        99,395         (176,179)     (920,497)     128,484
Exercise of warrants
 (unaudited)                         -              -                -       (70,304)               -             -        2,197
Exercise of stock options
 (unaudited)                         -              -                -
Compensation on stock                                                              -                -             -        6,663
 options granted
 (unaudited)                         -              -                -             -         (149,532)            -            -
Options terminated
 (unaudited)                         -              -                -             -           31,626             -            -
Amortization of deferred
 compensation (unaudited)            -              -                -             -          108,473             -      108,473
Net loss (unaudited)                 -              -                -             -                -      (574,091)    (574,091
                             ---------       --------      -----------      --------        ---------   -----------    ---------
Balance at September 30,
 1999 (unaudited)              850,006       $280,500      $         -      $ 29,091        $(185,612)  $(1,494,588)   $(328,274)
                             =========       ========      ===========      ========        =========   ===========    =========

        The accompanying notes are an integral part of these statements

                               Net.Capitol, Inc.

                           Statements of Cash Flows

                                                                        For the Years Ended             For the Nine
                                                                           December 31,                 Months Ended
                                                                                                        September 30,
                                                                    1997                1998                1999
                                                                  ---------           ---------           ---------
                                                                                                         (Unaudited)
Cash flows from operating activities:
  Net loss                                                        $(564,570)          $(155,389)          $(574,091)
  Adjustments to reconcile net loss to net cash (used
   in) provided by operating activities-
     Depreciation and amortization                                   13,048              43,036              35,159
     Stock based compensation and expense                           333,434             102,523             108,473
     Changes in operating assets and liabilities:
       Accounts receivable                                           (4,507)           (119,938)            (25,377)
       Other current assets                                         (15,369)             (1,525)              1,272
       Accounts payable and accrued expenses                         31,517               4,105             347,788
       Deferred revenue                                              20,586              22,550             110,916
                                                                  ---------           ---------           ---------
          Net cash (used in) provided by
           operating activities                                    (185,861)           (104,638)              4,140
                                                                  ---------           ---------           ---------
Cash flows from investing activities:
  Purchases of equipment and furniture                              (26,601)            (15,841)             (9,754)
                                                                  ---------           ---------           ---------

Cash flows from financing activities:
  Proceeds from notes payable                                        32,601              24,700              33,177
  Repayment of notes payable                                         (1,000)             (6,146)             (6,880)
  Repayment of capital lease obligations                                  -                   -             (12,222)
  Exercise of warrants                                                    -               1,517               2,197
  Exercise of stock options                                               -               1,290               6,663
  Proceeds from the issuance of preferred stock                     165,500             115,000                   -
                                                                  ---------           ---------           ---------
          Net cash provided by financing
           activities                                               197,101             136,361              22,935
                                                                  ---------           ---------           ---------
Net (decrease) increase in cash and cash equivalents                (15,361)             15,882              17,321

Cash and cash equivalents, beginning of period                       22,152               6,791              22,673
                                                                  ---------           ---------           ---------
Cash and cash equivalents, end of period                          $   6,791           $  22,673           $  39,994
                                                                  =========           =========           =========

Supplemental cash flow information:
  Cash paid for interest                                          $   8,184           $  11,859           $   8,164

Non-cash investing and financing activities:
  Equipment financed through capital leases                          19,981              13,954              17,021
  Exchange of warrants for common stock                                   -              48,550              70,304
  Exchange of options for common stock                                    -              14,880              22,613
  Acquisition of Stardot for common stock                                 -              75,000                   -

        The accompanying notes are an integral part of these statements.

                               Net.Capitol, Inc.

                         Notes to Financial Statements

1. Organization of the Company and Nature of Operations:

Basis of Presentation

The accompanying financial statements include the accounts of Net.Capitol, Inc. ("Net.Capitol" or the "Company").

The accompanying balance sheet as of September 30, 1999, and the statements of operations, changes in shareholders' equity and cash flows for the nine months ended September 30, 1999, are unaudited but, in the opinion of management, include all adjustments (consisting of normal, recurring adjustments) necessary for a fair presentation of results for this period. Results for an interim period are not necessarily indicative of results for the entire year.

Description of Company

Net.Capitol, Inc., a Delaware corporation ("Net.Capitol" or the "Company"), was incorporated in March 1996, and specializes in website design and hosting services. These services include development of Internet application software, software consulting services, and the design of working website pages primarily for customers in the Washington, D.C. area.

The Company is subject to the risks and challenges associated with other companies at a similar state of development including dependence on key individuals, successful sales and marketing of products, and competition from companies with greater financial, technical, management and marketing resources. Further, the Company may require additional funds that may not be readily available to it.

The Company has sustained net losses and negative cash flows from operations since inception. The Company's ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations or raise additional financing through public or private equity financings, collaborative or other arrangements with corporate sources, or other sources of financing to fund operations.

The Company has a limited operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evaluating markets for Internet products and services. These risks include the failure to develop and extend the Company's product line, the rejection of the Company's services by Web consumers, as well as other risks and uncertainties. In the event that the Company does not successfully implement its business plan, certain assets may not be realizable.

The Company has entered into an acquisition agreement with Netivation.com, Inc. as described in Note 11.

2. Summary of Significant Accounting Policies:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with a maturity of three months or less at the date of purchase to be cash equivalents.

Equipment and Furniture

Equipment and furniture consist primarily of computer equipment and are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of five years. Maintenance and repairs are expensed as incurred.

Identified Intangible Assets

Identified intangible assets consist of customer lists, existing customer contracts and intellectual property acquired from Stardot Consulting, Inc. on January 21, 1998 (see Note 9). Amortization of intangible assets is provided for by the straight-line method over the estimated useful life of three years. Amortization expense for the year ended December 31, 1998 and for the nine-month period ended September 30, 1999, totaled $25,000 and $18,750, respectively.

Accounts Payable and Accrued Expenses

As of December 31, 1997 and 1998 and the nine month period ended September 30, 1999, accounts payable and accrued expenses consist of the following:

                                        December 31,               September 30,
                                       1997         1998               1999
                                    --------      --------         -------------
                                                                    (Unaudited)
Accounts payable                     $20,572       $24,081           $120,107
Professional services                      -             -            130,035
Deferred salary                            -         2,000             71,231
Employee reimbursables                 15,511        8,704             38,193
Sales tax payable                         641        6,044             29,051
                                      --------      -------          ---------
                                      $36,724       $40,829          $388,617
                                      ========      =======          =========

Revenue Recognition

The Company derives its revenues from three primary sources: Internet software products, website design consulting services and website hosting and maintenance. Revenues from each category are as follows:

                                                                   Nine Months
                                          Years Ended                 Ended
                                          December 31,             September 30,
                                      1997           1998              1999
                                     ----------------------        -------------

                                                                    (Unaudited)
Internet software products            $ 6,564         $203,935      $271,429
Consulting services                    27,579          199,307       259,949
Website hosting and maintenance         1,375           81,912        39,538
                                      -------         --------      --------
                                      $35,518         $485,154      $570,916
                                      =======         ========      ========

Revenue from the sale of Internet software products are recognized upon delivery of the product in accordance with Statement of Position 97-2, "Software Revenue Recognition," ("SOP 97-2"). Revenues related to agreements with customers that contain significant future service requirements are recognized ratably over the term of the respective agreements, which are usually one year in length.

Revenue from consulting services performed on a time-and-material basis is recognized as services are rendered. Revenue from fixed-price consulting contracts is recognized on the percentage-of-completion method of accounting, measured primarily by output measures as management considers output measures to be the best available measure of contract performance.

Website hosting and maintenance revenue is billed and recognized on a monthly basis.

Deferred Revenue

Deferred revenue consists of revenues deferred under website design consulting projects based on the percentage-of-completion method and the future service requirements of the sale of Internet software products.

Income Taxes

The Company computes income taxes using the asset and liability method, under which deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. Deferred tax assets and liabilities are measured using currently enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Research and Development

Research and development costs are expensed as incurred and consist primarily of salaries, supplies and contract services.

The Company's accounting policy is to capitalize eligible computer software development costs upon the establishment of technological feasibility, which the Company has defined as a completion of a working model. For the periods ended December 31, 1997 and 1998, and the nine months ended September 30, 1999, the amount of eligible costs to be capitalized has not been material, and accordingly, the Company has charged all software development costs to product development in the accompanying statements of operations.

Stock-Based Compensation

The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS No. 123, the Company applies Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock option plan.

Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, approximate fair value because of their short maturities. The carrying amount of the Company's capital leases and other equipment financing obligations approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar debt obligations as of December 31, 1997 and 1998.

Impact of Recently Issued Accounting Standards

The Company adopted Financial Accounting Standards Board ("FASB") SFAS No. 130, "Reporting Comprehensive Income" during 1998. The adoption of this pronouncement did not require the Company to make certain additional disclosures, as it has no items of other comprehensive income in any periods presented.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The implementation of SOP 98-1 did not have a material impact on the Company's financial position or results of operations.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which required recognition of the fair value of derivatives in the statement of financial position, with changes in the fair value recognized either in earning or as a component of other comprehensive income dependent upon the hedging nature of the derivative. SFAS No. 133 will not have a material impact on the Company's earnings or other comprehensive income.

Reclassification

Certain prior year balances have been reclassified to conform to the current year's presentation.

3. Equipment and Furniture:

Equipment and furniture consist of the following:

                                           December 31,            September 30,
                                         1997        1998              1999
                                      --------    ---------        -------------
                                                                    (Unaudited)
Computer equipment                    $ 55,455     $ 84,943         $   111,718
Office equipment                        23,236       23,236              23,236
                                      --------     --------         -----------
                                        78,691      108,179             134,954
Less- Accumulated depreciation         (15,333)     (33,062)            (49,471)
                                      --------     --------         -----------
Equipment and furniture, net          $ 63,358     $ 75,117         $    85,483
                                      ========     ========         ===========

Depreciation for fixed assets was $13,048, $18,036 and $16,409 for the years ended December 31, 1997 and 1998, and for the nine month period ended September 30, 1999, respectively.

4. Income Taxes:

The Company did not provide an income tax benefit for the period presented because, based on a number of factors, there is sufficient uncertainty regarding the realizability of carryforwards that a full valuation allowance has been recorded against the net deferred tax asset. The Company has total net operating loss ("NOL") carryforwards of approximately $569,000 at December 31, 1998, which expire between 2017 and 2018. The significant components of the deferred tax asset were as follows:

                                           December 31,            September 30,
                                          1997        1998              1999
                                       ---------   ---------       -------------
                                                                    (Unaudited)
Net operating loss carryforward        $ 248,241   $ 320,673       $    314,875
Accrual to cash basis                     12,271     (38,057)           101,573
Other deferred tax assets                  1,601      16,442            121,669
Deferred tax asset valuation allowance  (262,113)   (299,058)          (538,117)
                                       ---------   ---------        -----------
                                       $       -   $       -        $         -
                                       =========   =========        ===========

In accordance with certain provisions of the Internal Revenue Code, as amended, a change in ownership of greater than 50 percent of a company within a three-year period may result in an annual limitation on the Company's ability to utilize its net operating loss ("NOL") carryforwards from tax periods prior to the ownership change.

5. Commitments and Contingencies:

Internet Access

In April 1997, the Company entered into an agreement with a third party to provide Internet access and hosting services. The Company terminated its relationship with this third party on November 1, 1998, and as of December 31, 1998, approximately $11,000 is due to this third party which is included in accounts payable and accrued expenses in the accompanying balance sheets. Effective August 1998, the Company received Internet access, hosting and co-location services from another third-party provider.

Under the terms of the agreement, the Company is obligated to pay a total of $1,385 a month through January 2000.

Capital Leases

The Company leases certain computer equipment under long-term capital lease obligations through 2001. Depreciation of the equipment under capital leases is included in the depreciation expense for 1997, 1998 and 1999.

The future minimum payments under these leases as of December 31, 1998 are as follows:

                            Year Ended
                           December 31
                          -------------
                               1999                                     $23,746
                               2000                                       6,760
                               2001                                       3,429
                                                                        -------
                                                                        $33,935
                                                                        =======

Facility Leases


The Company has entered into noncancellable operating lease agreements involving facilities. Rent expense totaled approximately $37,000, $42,000 and $31,500 for the years ended December 31, 1997 and 1998, and for the nine month period ended September 30, 1999, respectively. There are no future minimum payments under the operating leases as of December 31, 1998 and September 30, 1999.

6. Notes Payable:

Notes payable to related parties consist of the following:

                                                                   December 31,               September 30,
                                                              1997              1998               1999
                                                            ---------        ---------        -------------
                                                                                               (Unaudited)
Notes payable to shareholder in the original amount of
 $25,000, payable July 3, 2000, at 10 percent simple
 interest.                                                      $26,276          $ 20,130            $ 16,452
  Notes payable to employee and shareholder for various
 amounts, payable on demand at 10 percent simple
 interest.                                                        5,325            30,025              60,000
                                                            -----------      ------------          ----------
          Total notes payable                                    31,601            50,155              76,452
          Less- Current portion                                  (5,325)          (30,025)            (76,452)
                                                            -----------      ------------          ----------
          Notes payable, net of current portion                 $26,276          $ 20,130            $      -
                                                            ===========       ===========          ==========

7. Stockholders' Equity:

Common and Convertible Preferred Stock

As of January 1, 1997, 1,000,000 shares of which 800,000 consists of common stock ("Common Stock") and 200,000 shares of preferred stock at par value $.10 per share were authorized. The 200,000 shares of preferred stock were designated, 100,000 shares for Series A preferred stock ("Series A Preferred") and a 100,000 shares for Series B preferred stock ("Series B Preferred").

On February 24, 1997, the Board of Directors approved a 1000 to 1 stock split of all outstanding shares of Common Stock, Series A Preferred and Series B Preferred. In addition, the Board of Directors authorized 12,400,000 shares of Common Stock and 12,600,000 shares of preferred stock at par value $.0001 as available for issuance.

Both series of preferred stockholders are entitled to receive dividends at the same rate as dividends payable on the Company's Common Stock. In the event of liquidation, the holders of Series A Preferred and Series B Preferred are entitled to receive before stockholders of Common Stock or other classes of preferred stock ranking junior thereto, $.01 and $.02 in cash or in kind for each share of Series A Preferred and Series B Preferred, respectively, plus an amount equal to all dividends accrued but unpaid, if any, up to the date fixed for distribution.

Each share of the Series A Preferred and Series B Preferred is convertible into one share of Common Stock at the option of the holder. Each share of the Series A Preferred and Series B Preferred will automatically and mandatorily convert to shares of Common Stock on the date on which a registration statement is declared effective by the U.S. Securities and Exchange Commission ("SEC"). On February 25, 1997, the Board of Directors authorized 3,000,000 shares of a third class preferred stock (the "Series C Preferred") with a par value of $.0001 per share. The holders of the Series C Preferred are entitled to receive dividends at the same rate as dividends payable on the Company's Common Stock. In the event of liquidation, the holders of Series C Preferred are entitled to receive before stockholders of Common Stock or other classes of preferred stock ranking junior thereto, $.33 in cash or in kind for each share of Series C Preferred plus an amount equal to all dividends accrued but unpaid, if any, up to the date fixed for distribution. Each share of Series C Preferred will automatically and mandatorily convert to shares of Common Stock on the date on which a registration statement is declared effective by the SEC.

From March to July 1997, the Company issued 221,213 in Series C Preferred at $.33 per share for $73,000. As of December 31, 1997, the Company has not received $10,000 from this issuance and has recorded a stock subscription receivable for that amount on the accompanying statements of changes in stockholders' equity.

From July to November 1997, the Company issued 310,610 shares of Series C Preferred stock with common stock warrants (the "Warrants") at $.33 per share for $102,500 including shares to employees and Board members. One Warrant was issued with each share of Series C Preferred. The Warrants are exercisable for five years from the date of grant at an exercise price of $.01 per share. Stock compensation expense totaling $99,395 was recorded in the accompanying statements of operations for the issuance of the Warrants.

Throughout 1997, the Company issued a total of 626,694 shares of Common Stock to employees and Board members in lieu of salaries and bonuses. Stock compensation expense of $190,338 was recognized in connection with these issuances.

In December 1997, the Company issued 136,565 Warrants to the president of the Company. The Warrants are exercisable from the grant date for five years at an exercise price of $.01 per share of Common Stock. Stock compensation of $43,701 was recorded for the issuance in the accompanying statements of operations for the issuance of the Warrants.

In January 1998, the Company acquired Stardot Consulting, Inc. ("Stardot") and issued 227,273 shares of Common Stock valued at $.33 per share totaling $75,000 as described in Note 9. In addition, the majority shareholder of Stardot purchased 227,273 shares of Series C Preferred at $.33 per share for $75,000.

During January 1998, the Company also issued 15,152 Series C Preferred stock with Warrants for $5,000 to a Board member. One Warrant was issued with each share of Series C Preferred. The Warrants are exercisable from the grant date for five years at an exercise price of $.01 per share of Common Stock. Stock compensation expense totaling $4,849 was recorded in the accompanying statements of operations for the issuance of the Warrants.

In August 1998, the Company issued 75,758 Series C Preferred stock at $.33 per share for $25,000.

In December 1998, the Company issued 71,994 shares in Common Stock at the fair market value of $.33 per share in lieu of paying salaries to employees. The Company recorded $23,758 of stock compensation expense in the accompanying statements of operations.

Stock Options Issued to Employees

The Company has the authority to determine all matters relating to incentive and nonqualified stock options and stock reserved to be granted, including the selection of individuals to be granted options, number of shares to be subject to each option, the exercise price and the term and vesting period, if any. Options generally vest over periods ranging up to four years from date of grant. The Company granted 834,251 options during 1998 of which 49,000 options were exercised. At December 31, 1998 and September 30, 1999, exercise prices for all options granted ranged from $.01 to $.049 per share and the average remaining contractual life is 3.3 and 3.25 years, respectively.

The following table summarizes the Company's stock option activity:

                                                                       Number of                Weighted-Average
                                                                        Shares                   Exercise Price
                                                                       ---------                ----------------
Outstanding at December 31, 1997                                              -                     $   -
  Granted                                                               834,251                      .035
  Exercised                                                             (49,000)                     .033
                                                                       --------                     -----
Outstanding at December 31, 1998                                        785,251                      .035
                                                                       ========                     =====
  Granted                                                               335,825                      .049
  Exercised                                                             (67,602)                     .037
  Terminated                                                           (107,750)                     .034
                                                                       --------                     -----
Outstanding at September 30, 1999                                       945,724                     $.040
                                                                       ========                     =====
Exercisable at December 31, 1998                                        200,001
Weighted average number of shares and fair value of options                                          .354
   granted at December 31, 1998
Exercisable at September 30, 1999                                       447,969
Weighted average number of shares and fair value of options                                          .404
   granted at September 30, 1999

In April 1999, the Company granted 43,751 options at an exercise price of $.03 per share of as payment for 1998 employee commissions. At December 31, 1998, the Company recorded $13,125 of stock compensation expense related to these options in the accompanying statements of operations.

For the nine month period ended September 30, 1999, the Company issued 42,534 options at an exercise price of $.049 per share as payment for employee commissions and salaries. As the options are vested when issued, stock compensation expense of $18,758 was recognized in connection with these issuances.

Under APB 25, the Company records compensation expense over the vesting period for the difference between the exercise price and the deemed fair market value of stock options granted. In conjunction with grants made in 1998 and for the nine-months ended September 30, 1999, the Company recorded $60,791 and $108,473, respectively as stock compensation expense in the accompanying statements of operations.

The Company has adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Had the compensation expense been recognized for the Company's stock options issued based on the fair value of the options at the date of grant and recognized over the vesting period, the Company's net loss would have been increased to the pro-forma amounts indicated below:

                                     December 31, 1998   September 30, 1999
                                     -----------------   ------------------
                                                             (Unaudited)
Net loss:
    As reported                          $(155,389)           $(574,091)
    Pro forma                             (162,149)            (586,144)

The fair value of each option grant is estimated on the date of grant using the fair value based method prescribed by SFAS No. 123 for private companies, which considers only the time value of money. Assumptions used for the grants were: expected life of three years, risk free interest rate of 5.5 percent and no dividend yield.


Stock Options Issued to Third Parties

From August 1998 until May 1999, the Company issued 5,000 options per month for a total of 50,000 options to purchase Common Stock at a price of $.033 per share in 1998 and $.049 in 1999 in exchange for consulting services. These options are vested when issued and expire five years from the date of vesting. As of December 31, 1998 and September 30, 1999, the Company has recorded $7,500 and $11,025, respectively, of selling, general and administrative expense in the accompanying statements of operations, related to the 25,000 and 25,000 options vested.


8.  Related-Party Transactions:

The Company has entered into transactions with customers who are shareholders and/or Board members of the Company. Revenues from such transactions totaled $1,795 and $18,960 for the years ended December 31, 1997 and 1998, respectively.

In 1999, the Company has entered into a hosting/co-location agreement with a company whose co-chairman is a Board member of Net.Capitol. Expenses under this agreement totaled $16,685 for the nine months ended September 30, 1999.

The Company has notes payable to an employee and shareholders totaling $31,601, $50,155 and $76,452 and as of December 31, 1997 and 1998, and September 30, 1999, respectively (see Note 6).

9.   Acquisition:

On January 21, 1998, Net.Capitol acquired Stardot Consulting, Inc. ("Stardot") for 227,273 shares of Series C Preferred stock. Net.Capitol stock was valued at $.33 per share which equaled $75,000. Net.Capitol acquired customer lists, current contracts Stardot had with its customers, and intellectual property. There were no other assets or liabilities which existed at the time of purchase.

The cost of the acquisition was allocated to the assets and liabilities assumed based upon their estimated fair value. The $75,000 purchase price was allocated to identified intangible assets, as customer lists, existing customer contracts and intellectual property were the acquired assets in the transaction. These intangible assets are being amortized over three years.

10.  Exchange Transactions:

Since January 1998, in exchange for website hosting and maintenance services, Net.Capitol receives weekly advertising space in a local political newspaper. For the year ended December 31, 1998, $68,700 of website hosting and maintenance revenue and advertising expense, which is included in selling, general and administrative, has been recorded on the accompanying statements of operations. The revenue and expense were valued based on the fair value of the services provided.


11.  Subsequent Events:

Acquisition Agreement

On November 17, 1999, the Company entered into an agreement to sell its stock to Netivation.com, Inc. ("Netivation") each for 0.2123566 shares of Netivation common stock for a total of 1,544,730 shares and 105,270 options to acquire Netivation common stock plus cash consideration of $410,220. Each of the Company's warrant and option holders have the fully vested option to purchase
0.2123566 shares of Netivation stock per option or warrant held.

PRO FORMA FINANCIAL INFORMATION

                             NETIVATION.COM, INC.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined balance sheet of Netivation.com, Inc. at September 30, 1999 gives effect to the acquisition of Net.Capitol, Inc. as if it was consummated on September 30, 1999. The unaudited pro forma combined statements of operations of Netivation.com, Inc. for the year ended December 31, 1998 and for the nine months ended September 30, 1999 gives effect to the acquisition of The Online Medical Bookstore, LLC, InterLink Service, Inc. and Net.Capitol, Inc. as if they had been acquired on January 1, 1998.

The unaudited pro forma combined balance sheet and statements of operations are presented for informational purposes only and do not purport to represent what the Company's financial position and results of operations for the year ended December 31, 1998 or for the nine months ended September 30, 1999 would actually have been had the acquisitions, in fact, occurred on January 1, 1998, or the Company's results of operations for any future period.

                             NETIVATION.COM, INC.
                             --------------------

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                  ------------------------------------------

                              SEPTEMBER 30, 1999
                              ------------------

                 (Dollars in thousands, except per share data)

                                                                                                                    Pro Forma
                                                                                                    Pro Forma        Combined
                                                     Netivation.com, Inc.   Net.Capitol, Inc.      Adjustments        Total
                                                     --------------------   -----------------      -----------        -----
ASSETS:
  Cash and short-term investments                                 $19,634         $    40        $  (410)/(a)/        $19,264

  Accounts receivable                                                 113             154                                 267
  Prepaids and other                                                  504              19                                 523
  Equipment and furniture, net                                        473              86                                 559
  Intangible assets                                                 3,320              31         10,772               14,123
  Other assets                                                        537               -                                 537
                                                                  -------         -------        -------              -------
         Total assets                                             $24,581         $   330        $10,362              $35,273
                                                                  =======         =======        =======              =======

LIABILITIES AND STOCKHOLDERS' EQUITY:
     Accounts payable and accruals                                  1,125             389              -                1,514
     Deferred revenue                                                  61             154              -                  215
     Other liabilities                                                  7             115              -                  122
                                                                  -------         -------        -------              -------
         Total liabilities                                          1,193             658              -                1,851
                                                                  -------         -------        -------              -------

PREFERRED STOCK                                                         -             423           (423)/(b)/              -

COMMON STOCK AND PAID-IN CAPITAL                                   31,136             900          9,134/(a)(b)/       41,170

WARRANTS OUTSTANDING                                                    -              29            (29)(b)                -

DEFERRED COMPENSATION                                                   -            (185)           185(b)                 -

DEFICIT                                                            (7,748)         (1,495)         1,495/(b)/          (7,748)
                                                                  -------         -------        -------              -------
         Total stockholders' equity                                23,388            (328)        10,362               33,422
                                                                  -------         -------        -------              -------
         Total liabilities and stockholders' equity
                                                                  $24,581         $   330        $10,362              $35,273
                                                                  =======         =======        =======              =======

The accompanying notes are an integral part of this unaudited pro forma combined balance sheet.

                             NETIVATION.COM, INC.
                             --------------------

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
             ----------------------------------------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1998
                     ------------------------------------

                 (Dollars in thousands, except per share data)

                                                          The
                                                     Online Medical     InterLink                           Pro Forma     Combined
                               Netivation.com, Inc.   Bookstore, LLC  Services, Inc.   Net.Capitol, Inc.   Adjustments      Total
                               --------------------   --------------  -------------    ----------------    -----------   ----------
REVENUES                             $      -               $ 290          $329               485             $     -       $1,104
                                     ---------              -----          ----             -----             -------       ------

OPERATING EXPENSES:
  Production product and
     technology                            171                273           149               175                   -          768
  Selling, general and
     administrative                      1,388                  5           198               326                 123/(d)/   2,040

  Stock compensation                       586                  -             -               103                   -          689
  Amortization of intangible
     assets                                  -                  -             -                25               4,749/(c)/   4,774
                                     ---------              -----          ----             -----             -------       ------
          Total operating
             expenses                    2,145                278           347               629               4,872        8,271
                                     ---------              -----          ----             -----             -------       ------
INCOME (LOSS) FROM OPERATIONS           (2,145)                12           (18)             (144)             (4,872)      (7,167)

INTEREST EXPENSE                          (183)                 -             -               (12)                  -         (195)
                                     ---------              -----          ----             -----              ------       ------
INCOME (LOSS) BEFORE
  INCOME TAXES                          (2,328)                12           (18)             (156)             (4,872)      (7,362)

PROVISION FOR INCOME TAXES                   -                  -             -                 -                   -            -
                                    ----------              -----         -----             -----             -------   ----------
          Net (loss) income         $   (2,328)              $ 12         $ (18)             (156)             (4,872)      (7,362)

PREFERRED STOCK DIVIDENDS                  (14)                 -             -                 -                   -          (14)
                                    ----------              -----         -----             -----             -------   ----------

NET INCOME (LOSS) AVAILABLE TO
 COMMON STOCK                       $   (2,342)              $ 12        $ (18)              $(156)           $(4,872)  $   (7,376)
                                    ==========               ====        =====               =====            =======   ==========

BASIC AND DILUTED NET LOSS PER
   SHARE                            $     (.69)                                                                         $    (1.40)
                                    ==========                                                                          ==========

WEIGHTED AVERAGE SHARES
  OUTSTANDING                        3,417,377                                                                           5,281,407
                                    ==========                                                                          ==========

        The accompanying notes are an integral part of this statement.

                             NETIVATION.COM, INC.
                             --------------------

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
             ----------------------------------------------------

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                 --------------------------------------------
                 (Dollars in thousands, except per share data)

                                                           The
                                                      Online Medical       InterLink                           ProForma    Combined
                               Netivation.com, Inc.  Bookstore, LLC*    Services, Inc.*   Net.Capitol, Inc.  Adjustments    Total
                              ---------------------  ----------------  ----------------  ------------------  ------------  --------
REVENUES                            $      563             $292              $132              $  571          $  -        $  1,558
                                    ----------             ----              ----              ------          -------     --------

OPERATING EXPENSES:
  Production, product and
     technology                          1,291              278                57                 465                -        2,091

  Selling, general and
     administrative                      2,997               33               111                 545               63/(d)/   3,749

  Stock compensation                     1,232                -                 -                 108                -        1,340
  Amortization of intangible
     assets                                331                -                 -                  19            3,272/c)/    3,622
                                    ----------             ----              ----              ------          -------     --------
Total operating expenses                 5,851              311               168               1,137            3,335       10,802
                                    ----------             ----              ----              ------          -------     --------
INCOME (LOSS) FROM OPERATION            (5,288)             (19)              (36)               (566)          (3,335)      (9,244)

INTEREST INCOME (EXPENSE), net             158                -                (2)                 (8)               -          148
                                     ---------             ----              ----              ------          -------     --------
INCOME (LOSS) BEFORE INCOME
 TAXES                                  (5,130)             (19)              (38)               (574)          (3,335)      (9,906)


PROVISION FOR INCOME TAXES                   -                -                 -                   -                -            -

   TAXES
                                  ---------       ----         ----          ------         -------          ---------
Net (loss) income                    (5,130)        19)         (38)           (574)         (3,335)            (9,906)

PREFERRED STOCK DIVIDENDS              (209)           -          -               -               -               (209)
                                  ---------       ----         ----          ------         -------          ---------

NET INCOME (LOSS)
  AVAILABLE TO
  COMMON STOCK                    $  (5,339)      $(19)        $(38)         $ (574)        $(3,335)         $  (9,305)
                                  =========       ====         ====          ======         =======          =========

BASIC AND DILUTED NET LOSS PER
 SHARE                            $    (.99)                                                                 $   (1.30)
                                  =========                                                                  =========

WEIGHTED AVERAGE SHARES
 OUTSTANDING                       5,377,642                                                                 7,135,236
                                  =========                                                                  =========

* January 1, 1999 to June 22, 1999

         The accompanying notes are an integral part of this statement.

                              NETIVATION.COM, INC.
                              --------------------

                          NOTES TO UNAUDITED PRO FORMA
                          ----------------------------

               COMBINED BALANCE SHEET AND STATEMENT OF OPERATIONS
               --------------------------------------------------

                               SEPTEMBER 30, 1999
                               ------------------

                 (Dollars in thousands, except per share data))
                 ----------------------------------------------


1.  BASIS OF PRESENTATION:
    ----------------------

The unaudited pro forma combined balance sheet gives effect to the acquisition of Net.Capitol, Inc. as if it was consummated on September 30, 1999. The pro forma adjustments are based on consideration exchanged, including the estimated fair value of assets acquired, liabilities assumed and common stock issued. The actual adjustments, which will be based on valuations of fair value as of the date of acquisition, may differ from that made herein.

The pro forma combined statement of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 gives effect to the acquisition of (1) The Online Medical Bookstore, LLC, (2) InterLink Services, Inc., and (3) Net.Capitol, Inc. as if these entities had been acquired January 1, 1998. As The Online Medical Bookstore and InterLink Services, Inc. were acquired on June 22, 1999, Netivation.com, Inc.'s consolidated results of operations for the nine months ended September 30, 1999 include results from The Online Medical Bookstore ad InterLink Services, Inc. subsequent to June 22, 1999.

The pro forma combined financial statements are presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the cash and common stock consideration exchanged by Netivation.com, Inc. for the fair value of the assets acquired and liabilities assumed.

2.  PRO FORMA ADJUSTMENTS:
    ----------------------

(a)  To record the acquisition of Net.Capitol, Inc. as follows:

          Purchase price                                $10,413
          Net liabilities assumed                           359
                                                        -------
          Purchase price allocated to goodwill          $10,772
                                                        =======

     The purchase price of Net.Capitol, Inc. is $410 in cash plus 1,544,730 shares of Netivation's common stock valued at $6.06 per share, and options to acquire 105,270 shares of Netivation common stock.

(b)  To eliminate the equity of the acquired businesses.

(c) To record goodwill amortization from the acquisitions totaling $4,749 and $4,432 for the annual and nine-month periods, respectively. As The Online Medical Bookstore, Inc. and InterLink Services, Inc. were acquired during 1999, amortization is based on the actual purchase price allocation and computed for the period from January 1, 1999 to the respective date of acquisition. Goodwill is amortized over three years.

(d) To record salary expense totaling $123 and $63 for the annual and nine-month periods, respectively, for key employees of acquired companies. This amount represents salaries above historical levels and is $80 for The Online Medical Bookstore, LLC and $43 for InterLink Services, Inc. on an annual basis.

EXHIBITS.

     2.0 Agreement and Plan of Merger, dated as of November 17, 1999, among Netivation.com, Inc., Netivation.com Merger Corp., Net.Capitol, Inc. and the Representing Stockholders of Net.Capitol, Inc.; incorporated by reference to
Exhibit 2.0 to the Registrant's form 8-K filed December 29, 1999 (Commission File No. 000-26337).

     99.0 Press Release dated December 16, 1999; incorporated by reference to
Exhibit 2.0 to the Registrant's form 8-K filed December 29, 1999 (Commission File No. 000-26337).

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated as of February 28, 2000.

                  NETIVATION.COM, INC.

                       By /s/ Anthony J. Paquin
                          -------------------------------------
                          Anthony J. Paquin, President and Chief
                          Executive Officer